Exhibit 99

February 10, 2020
Dear Shareholder,
For the fourth quarter of 2019, your company realized net income, including the impact of expenses related to the consolidation of five branches, totaling $4.2 million or $0.38 per diluted share, compared with $1.2 million or $0.12 per diluted share for the fourth quarter of 2018, including merger related expenses. Net income, including the impact of merger related expenses and the aforementioned branch consolidation costs, for the full year 2019 totaled $16.9 million or $1.61 per diluted share, compared with $12.8 million or $1.50 per diluted share for the full year 2018.
Results for the fourth quarter of 2019 were impacted by branch consolidation costs totaling $988,000, or $0.07 per diluted share, net of tax, as well as healthcare expenses that were above the historical average for the company and costs associated with recruiting for the future growth of Orrstown.
In January 2020, the Board of Directors declared a cash dividend of $0.17 per common share, which represents a 13.3% increase over the dividend of $0.15 per share declared in January 2019.
Our work in 2019, including the conversion of Mercersburg, the acquisition and conversion of Hamilton, and the hiring of team members across our franchise, focused not only on growing earnings and dividends in 2019, but laid a foundation for future growth. With new hires in 2019, we increased our cadre of commercial relationship managers to 31, a 72% increase from the prior year-end. We ended the year strong and are beginning to see tangible signs of progress toward our 2020 strategic priorities, as evidenced by our loan growth in the fourth quarter; loan balances increased at an annualized rate of 13% from September 30, 2019. For 2020, our top priority will be to enhance the profitability of the bank through continued focus on growth in our relationship community banking model, branch efficiency optimization, balance sheet mix optimization, and fee income growth, while never losing focus on the quality of the client experience. We view the steps taken throughout 2019 as setting the table for successful execution in 2020.
One of our core values at Orrstown is to be actively engaged in the communities we serve, whether through financial support or volunteer service, with area non-profits and other organizations. In 2019, we were pleased to provide nearly $750,000 to help over 300 of these valuable community partners carry out their important missions, such as youth mentorship, financial literacy skill development, health and human services, and educational improvement programs. Our associates also contributed more than 9,200 hours of their time throughout the year to lend their skills and talents to more than 400 organizations in our markets through board or committee service or volunteer engagements. As a community bank, these efforts are central to our mission and play a key role in our continued success.
If you do not currently participate in our Dividend Reinvestment and Stock Purchase Plan (DRSPP), and wish to learn more, please contact the DRSPP administrator, Continental Stock Transfer & Trust, at 212-509-4000 or drp@continentalstock.com, for a prospectus.
On behalf of the Board of Directors, our Leadership Team, and all who serve our clients on a daily basis, thank you for your support and continued long-term investment in Orrstown Financial Services, Inc. As we work on your behalf, we look forward to hearing from you. Should you have any questions or concerns please feel free to contact me, at 717-530-2602 or tquinn@orrstown.com or Matthew Schultheis, CFA, Director of Investor Relations at 717-510-7127 or mschultheis@orrstown.com.
Sincerely,

/s/ Thomas R. Quinn, Jr.

Thomas R. Quinn, Jr.
President and Chief Executive Officer

Stock Transfer Agent:
Continental Stock Transfer & Trust 212-509-4000
(www.continentalstock.com)

Shareholder inquires:
Thomas R. Quinn, Jr. Matthew Schultheis, CFA
President and Chief Executive Officer Director Investor Relations
Tel: 717-530-2602 Tel: 717-510-7127
tquinn@orrstown.com mschultheis@orrstown.com

About the Company

With almost $2.4 billion in assets, Orrstown Financial Services, Inc. and its wholly-owned subsidiaries, Orrstown Bank and Wheatland Advisors, Inc., provide a wide range of consumer and business financial services through banking and financial advisory offices in Berks, Cumberland, Dauphin, Franklin, Lancaster, Perry, and York Counties, Pennsylvania and Anne Arundel, Baltimore, Howard, and Washington Counties, Maryland, as well as Baltimore City, Maryland. Orrstown Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the FDIC. Orrstown Financial Services, Inc.’s common stock is traded on Nasdaq (ORRF). For more information about Orrstown Financial Services, Inc. and Orrstown Bank, visit www.orrstown.com. For more information about Wheatland Advisors, Inc., visit www.wheatlandadvisors.com.

Cautionary Note Regarding Forward-looking Statements:

This letter contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements reflect the current views of the Company's management with respect to, among other things, future events and the Company's financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about the Company's industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company's control. Accordingly, the Company cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements and there can be no assurances that the Company will be able to continue to successfully execute on our strategic growth plan into Dauphin, Lancaster, York and Berks counties, Pennsylvania, and the greater Baltimore market in Maryland, with newer markets continuing to be receptive to our community banking model; to take advantage of market disruption; to experience sustained growth in loans and deposits or maintain the momentum experienced to date from these actions; and to realize cost savings from our branch consolidation efforts. Factors which could cause the actual results of the Company's operations to differ materially from expectations include, but are not limited to: ineffectiveness of the Company's strategic growth plan due to changes in current or future market conditions; the effects of competition and how it may impact our community banking model, including industry consolidation and development of competing financial products and services; the integration of the Company's strategic acquisitions; the inability to fully achieve expected savings, efficiencies or synergies from mergers and acquisitions, or taking longer than estimated for such savings, efficiencies and synergies to be realized; changes in laws and regulations; interest rate movements; changes in credit quality; inability to raise capital, if necessary, under favorable conditions; volatilities in the securities markets; deteriorating economic conditions; expenses associated with pending litigation and legal proceedings; and other risks and uncertainties, including those set forth under the heading "Risk Factors" in the Company's 2018 Annual Report on Form 10-K and subsequent filings. The foregoing list of factors is not exhaustive.

If one or more events related to these or other risks or uncertainties materialize, or if the Company's underlying assumptions prove to be incorrect, actual results may differ materially from what the Company anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and the Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, and it is not possible for the Company to predict those events or how they may affect it. In addition, the Company cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on the Company's behalf may issue.

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